UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2012

Chesapeake Utilities Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware		19904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	302.734.6799

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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The Annual Meeting of the Stockholders of Chesapeake Utilities Corporation (the “Company”) was held on May 2, 2012. As of the record date for the Annual Meeting, March 15, 2012, 9,577,542 shares of common stock of the Company, the only outstanding class of voting or equity securities of the Company were outstanding. The items set forth below were submitted to a vote of stockholders. Proxies for the meeting were solicited in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended.

The Company’s stockholders voted on the election of four nominees to the Company’s Board of Directors to serve as Class I directors for a three-year term ending in 2015 and until their successors are elected and qualified. All four nominees were elected to the Company’s Board of Directors to serve as Class I directors for a three-year term ending in 2015 and until their successors are elected and qualified. The following shows the separate tabulation of votes for each nominee:

Class	Name	Votes For	Votes Withheld
I	Eugene H. Bayard	6,493,287	326,142
I	Thomas P. Hill, Jr.	6,498,532	320,897
I	Dennis S. Hudson, III	6,476,968	342,461
I	Calvert A. Morgan, Jr.	6,428,337	391,092

There were 1,996,274 broker non-votes for each nominee. There were no abstentions for any nominee.

The Company’s stockholders ratified the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. Stockholder votes were cast as follows: 8,700,237 affirmative votes, 69,333 negative votes, and 46,133 abstentions. There were no broker non-votes for this matter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

May 4, 2012	By:	Beth W. Cooper

Name: Beth W. Cooper
Title: Senior Vice President and Chief Financial Officer